                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                             EXCHANGE ACT OF 1934

FILED BY THE REGISTRANT /X/       FILED BY A PARTY OTHER THAN THE REGISTRANT / /

- --------------------------------------------------------------------------------

Check the appropriate box:
/ / Preliminary Proxy Statement
/X/ Definitive Proxy Statement, Proxy Card, Letter to Stockholders, and Notice
    of Meeting
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12
/ / Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                               MICROCOM, INC.
                (Name of Registrant as Specified In Its Charter)

                               MICROCOM, INC.
                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
/X/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

   1) Title of each class of securities to which transaction applies:

   2) Aggregate number of securities to which transaction applies:

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act
      Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

   4) Proposed maximum aggregate value of transaction:

   5) Total fee paid:

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1) Amount Previously Paid:

   2) Form, Schedule or Registration Statement No.:

   3) Filing Party:

   4) Date Filed:

- --------------------------------------------------------------------------------

                                 MICROCOM, INC.
                             500 River Ridge Drive
                       Norwood, Massachusetts 02062-5028

                                                                   June 14, 1996

Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of Microcom, Inc. (the "Company"), to be held on Thursday, July 18, 1996 at 10:00 A.M. (Boston time) in The Auditorium, Main Lobby, The First National Bank of Boston, 100 Federal Street, Boston, Massachusetts 02110. The Board of Directors and I look forward to greeting personally those stockholders able to attend.

     At the Annual Meeting, the following proposals will be submitted for stockholder approval:

     1. To elect two candidates to the Board of Directors. For a discussion of this proposal, please refer to pages 3 and 4 of the attached Proxy Statement.

     2. To approve an amendment to the Company's Stock Option and Stock Purchase Plan. For a discussion of this proposal, please refer to pages 11, 12, 13 and 14 of the attached Proxy Statement.

     3. To approve the selection by the Board of Arthur Andersen LLP as the Company's independent auditors for the fiscal year ending March 31, 1997. Please refer to pages 15 and 16 of the attached Proxy Statement.

     For the reasons noted in the attached Proxy Statement, the Board unanimously recommends a vote FOR the adoption of all of the above proposals at the Annual Meeting of Stockholders.

     Regardless of the number of shares you own, it is important that they be represented and voted. WHETHER OR NOT YOU PLAN PERSONALLY TO ATTEND THE MEETING, PLEASE SIGN, DATE AND MAIL THE ENCLOSED PROXY CARD IN THE RETURN ENVELOPE PROVIDED.

                                          Very truly yours,

                                          /s/ Roland D. Pampel
                                          Roland D. Pampel
                                          President and Chief Executive Officer

                                 MICROCOM, INC.
                             500 River Ridge Drive
                       Norwood, Massachusetts 02062-5028

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          To Be Held on July 18, 1996

     The Annual Meeting of Stockholders of Microcom, Inc. (the "Company") will be held in The Auditorium, Main Lobby, The First National Bank of Boston, 100 Federal Street, Boston, Massachusetts 02110, on Thursday, July 18, 1996 at 10:00 A.M. (Boston time) to consider and act upon the following matters:

     1. To elect two Class II directors to hold office for terms ending on the date of the third annual meeting of stockholders following their election and until the election and qualification of their respective successors.

     2. To approve an amendment to the Company's Stock Option and Stock Purchase Plan.

     3. To approve the selection by the Board of Directors of Arthur Andersen LLP as the Company's independent auditors for the fiscal year ending March 31, 1997.

     4. To transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

     Stockholders of record at the close of business on May 30, 1996, are entitled to notice of and to vote at the meeting. The stock transfer books of the Company will remain open between such date and the meeting date.

     All stockholders are cordially invited to attend the meeting.

                                          By order of the Board of Directors

                                          /s/ William C. Rogers
                                              William C. Rogers, Clerk
June 14, 1996

     WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

                                 MICROCOM, INC.
                             500 River Ridge Drive
                       Norwood, Massachusetts 02062-5028

                            PROXY STATEMENT FOR THE
                         ANNUAL MEETING OF STOCKHOLDERS

                          To be Held on July 18, 1996

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of Microcom, Inc. (the "Company") for use at the Annual Meeting of Stockholders to be held on July 18, 1996 at 10:00 A.M. (Boston time) and at any adjournment or postponement of that meeting. All proxies will be voted in accordance with the instructions contained in the respective proxies, and, if no choice is specified, the proxies will be voted in favor of the proposals set forth in the Notice of the Annual Meeting. Any proxy may be revoked by a stockholder at any time before it is exercised by filing a later dated proxy or written notice of revocation with William C. Rogers, Clerk of the Company, or by voting in person at the meeting.

     The Company's Annual Report to Stockholders for the fiscal year ended March 31, 1996 is being mailed to stockholders at the same time as this Proxy Statement. The date of mailing of this Proxy Statement is expected to be on or about June 18, 1996.

     The Board has fixed May 30, 1996 as the record date for determination of stockholders entitled to vote at the Annual Meeting. At the close of business on May 30, 1996, there were outstanding and entitled to vote 15,820,616 shares of common stock of the Company. Each share is entitled to one vote. The affirmative vote of the holders of a plurality of the shares present or represented at the meeting, at which a quorum is present, is required for the election of directors. Approval of the other matters which are before the meeting will require the affirmative vote at a meeting at which a quorum is present of the holders of a majority of votes cast with respect to such matters.

     For purposes of the matters before the Annual Meeting, under the Company's By-Laws, a quorum consists of a majority of all shares of stock then issued and outstanding and entitled to vote at the meeting. Shares voted to abstain or to withhold as to a particular matter, or as to which a nominee (such as a broker holding shares in street name for a beneficial owner) has no voting authority in respect of a particular matter, shall be deemed represented for quorum purposes. Under the Company's By-Laws, such shares shall not be deemed to be voting on such matters, and therefore will not be the equivalent of negative votes as to such matters. It is the position of the Securities and Exchange Commission, however, that, with respect to stockholder approval pursuant to Rule 16b-3 under the Securities Exchange Act of 1934 (the "Exchange Act") of the second proposal listed on the Notice of Annual Meeting, abstentions shall be deemed the equivalent of negative votes.

                STOCK OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS
                           AND PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information regarding beneficial ownership of the Company's common stock (including common stock issuable upon exercise of outstanding stock options) as of May 30, 1996, except as noted below, by (a) each executive officer named in the Summary Compensation Table set forth below, (b) each director of the Company, (c) each person known by the Company to own beneficially 5% or more of its common stock, and (d) all current directors and executive officers as a group. Except as otherwise indicated, the Company believes that the beneficial owners of the common stock listed below, based on information furnished by such owners, have sole investment and voting power with respect to the shares of common stock shown as being beneficially owned by them.

                                                                                        PERCENTAGE
                                                                      SHARES                OF
BENEFICIAL OWNER                                                 BENEFICIALLY OWNED     COMMON STOCK
- ----------------                                                 ------------------     ------------
Roland D. Pampel..............................................         272,500(1)           1.7%
Lewis A. Bergins..............................................         204,762(2)           1.3
Peter J. Minihane.............................................         146,800(3)             *
Richard Barbari...............................................          49,200(4)             *
William Andrews...............................................           4,167(5)             *
Donald G. Kennedy.............................................          35,000(6)             *
Fred L. Luconi................................................         120,995(7)             *
Michael I. Schneider..........................................          67,752(8)             *
John C. Rutherford............................................         445,079(9)           2.8
James M. Dow
  c/o Microcom, Inc.
  500 River Ridge Drive
  Norwood, Massachusetts 02062................................         414,086(10)          2.6
Twentieth Century Companies, Inc.
  4500 Main Street
  Kansas City, Missouri 64141-9210............................       1,600,000(11)         10.1
Husic Capital Management
  555 California Street
  Suite 2900
  San Francisco, California 94104.............................       1,112,000(12)          7.0
All current directors and executive officers as a group (14
  persons)....................................................       2,002,736(13)         12.1

- ---------------
  * Less than 1%

 (1) Includes 257,500 shares subject to currently exercisable options.

 (2) Includes 68,235 shares subject to currently exercisable options and 12,762 shares held by Mr. Bergin's wife.

 (3) Includes 59,225 shares subject to currently exercisable options. Also includes 6,000 shares held for the benefit of Mr. Minihane's children, as to all of which shares Mr. Minihane disclaims beneficial ownership.

 (4) Includes 15,000 shares subject to currently exercisable options.

 (5) Consists of shares subject to currently exercisable options.

 (6) Includes 20,000 shares subject to currently exercisable options.


 (7) Includes 20,000 shares subject to currently exercisable options and 21,000 shares as to which Dr. Luconi has shared voting and shared investment power with his wife. Also includes 2,500 shares held in trust for the benefit of certain members of Dr. Luconi's family, as to all of which shares Dr. Luconi disclaims beneficial ownership.

 (8) Includes 20,000 shares subject to currently exercisable options and 38,500 shares as to which Dr. Schneider has shared voting and investment power with his wife.

 (9) Includes 20,000 shares subject to currently exercisable options.

(10) Includes 20,000 shares subject to currently exercisable options. Also includes 33,666 shares of Common Stock held for the benefit of certain members of Mr. Dow's family, as to all of which shares Mr. Dow disclaims beneficial ownership.

(11) Consists of 800,000 shares held by each of two investment companies, Twentieth Century Investors, Inc. ("TCI") and TCI Portfolios, Inc. ("TCP") (together, the "Funds"). Investors Research Corporation ("IRC"), a wholly-owned subsidiary of Twentieth Century Companies, Inc. ("TCC"), acts as investment advisor to the Funds. Mr. James E. Stowers, Jr. controls TCC by virtue of his beneficial ownership of a majority of the voting stock of TCC. Each of TCI and TCP has voting and dispositive power with respect to the shares held by each respectively. IRC has voting and dispositive power over the shares held by each of the Funds. By virtue of TCC's control of IRC, and by virtue of Mr. Stowers' control of TCC, each of TCC and Mr. Stowers share voting and dispositive power with respect to all such shares. These figures and the related information are as of February 29, 1996 and based solely on a combined Schedule 13G filing, as amended, made by TCC, IRC, the Funds and Mr. Stowers with the Securities and Exchange Commission.

(12) Consists of shares held by Husic Capital Management ("HCM"), an investment advisory company, on behalf of its clients. Frank J. Husic and Co. ("Corp") is the sole general partner of HCM, a limited partnership, and Mr. Frank J. Husic is the sole shareholder of Corp. HCM has discretionary authority to dispose of all of the shares, and by virtue of Corp's control of HCM and Mr. Husic's control over Corp, each of Corp and Mr. Husic is deemed to have dispositive power over such shares. HCM has discretionary authority to vote 967,600 such shares, and by virtue of Corp's control of HCM and Mr. Husic's control over Corp, each of Corp and Mr. Husic is deemed to share voting power with respect to 967,600 such shares. These figures and the related information are as of December 31, 1995 and based solely on a combined
     Schedule 13G filing made by HCM, Corp and Mr. Husic with the Securities and Exchange Commission.

(13) Includes 659,977 shares subject to currently exercisable options granted to such directors and executive officers.

                             ELECTION OF DIRECTORS

     The persons named in the proxy will vote, as permitted by the By-Laws of the Company, to elect Mr. Rutherford and Dr. Schneider as Class II directors, unless authority to vote for the election of directors is withheld by marking the proxy to that effect. Mr. Rutherford and Dr. Schneider are currently directors of the Company.

     The Company's Articles of Organization provide for three classes of directors. If Mr. Rutherford and Dr. Schneider are elected, each will continue to serve as Class II directors for a new term expiring at the 1999 Annual Meeting of Stockholders. If either or both of Mr. Rutherford and Dr. Schneider become unavailable for election (although that is not currently contemplated), the person acting under the proxy may vote the proxy for election of a substitute or substitutes.

     The following information is furnished with respect to each nominee for election as a director and for each director whose term of office will continue after the meeting.

         NAME                            AGE              POSITION
         ----                            ---              --------
    James M. Dow.......................  45      Director (Chairman)
    Fred L. Luconi.....................  54      Director (Vice Chairman)
    Roland D. Pampel...................  61      President, Chief Executive Officer and Director
    Donald G. Kennedy..................  70      Director
    John C. Rutherford.................  46      Director
    Michael I. Schneider...............  59      Director

     Mr. Dow, a founder of the Company, has served as a Director, and until March 1994 as its President and Chief Executive Officer, since the Company's organization in October 1980. He was named Chairman of the Board when the position was created in January 1994. Mr. Dow is currently serving as a Class III Director for a term expiring at the 1997 Annual Meeting of Stockholders.

     Dr. Luconi has served as a Director of the Company since October 1992. He was named Vice Chairman of the Board when the position was created in January 1994. Dr. Luconi is currently serving as a Class III Director for a term expiring at the 1997 Annual Meeting of Stockholders. Since January 1992, Dr. Luconi has been a visiting faculty member at the Sloan School of Management of the Massachusetts Institute of Technology and a private investor. From January 1988 to March 1991, Dr. Luconi served as President of Index Technology Corporation (the predecessor of Intersolv Inc.), a developer and manufacturer of application software.

     Mr. Pampel has served as President, Chief Executive Officer and a Director since March 1994. He is currently serving as a Class I director for a term expiring at the 1998 Annual Meeting of Stockholders. From September 1991 to February 1994, Mr. Pampel was Chief Executive Officer, President and a Director of Nicolet Instrument Corporation, a manufacturer of biomedical and analytical instruments. From July 1989 to August 1991, he was Chief Executive Officer, President and a Director of Bull HN Information Systems, Inc., a computer manufacturer. Mr. Pampel has served on the boards of directors of Best Power Technology, Inc., a manufacturer of power technology and backup recovery products, since August 1993, and of Software 2000, Inc., a developer of enterprise-level business software applications, since October 1995.

     Mr. Kennedy has served as a Director of the Company since November 1985. He is currently serving as a Class I director for a term expiring at the 1998 Annual Meeting of Stockholders. Since March 1985, Mr. Kennedy has been an independent management consultant. Since 1987 he has been a member of the Panel of Arbitrators of the American Arbitration Association. Since 1993, Mr. Kennedy has been an arbitrator for the National Association of Securities Dealers, Inc.

     Mr. Rutherford has served as a Director of the Company since January 1994. Mr. Rutherford has been a Managing Director and a principal stockholder of The Parthenon Group, Inc., a management consulting company, since its founding in July 1991. From 1974 to April 1990, Mr. Rutherford held various executive positions, including that of Director, at Bain & Company, Inc., a management consulting company.

     Dr. Schneider has served as a Director of the Company since January 1986. He has been employed by Data General Corporation since 1971 and has served as a Vice President in various management capacities since January 1979.

                   BOARD OF DIRECTORS AND COMMITTEE MEETINGS

     The Board of Directors has Audit, Compensation and Nominating Committees.

     The Audit Committee reviews the internal accounting procedures of the Company and consults with and reviews the services provided by the Company's independent auditors. The directors currently serving on the Audit Committee are Mr. Kennedy and Dr. Luconi. The Audit Committee met four times in fiscal 1996.

     The Compensation Committee reviews and recommends to the Board the compensation and benefits of all executive officers of the Company and reviews general policy relating to compensation and benefits of employees of the Company. The Compensation Committee also administers the issuance of stock options. The directors currently serving on the Compensation Committee are Mr. Kennedy and Dr. Schneider. The Compensation Committee met seven times in fiscal 1996.

     The Nominating Committee, which was established in 1994, identifies and nominates candidates for election to the Board. The Committee also considers nominees for directors nominated by stockholders. Such recommendations, with relevant supporting data, should be submitted to the Clerk of the Company. The directors currently serving on the Nominating Committee are Messrs. Dow and Rutherford. The Nominating Committee did not formally meet in fiscal 1996 but its members consulted as to nominees at various times.

     During fiscal 1996, the Board of Directors held fifteen meetings. Each incumbent director attended at least 75% of the aggregate number of the meetings of the Board and the meetings of the committees of the Board on which he served.

                             DIRECTORS COMPENSATION

     Each non-employee director of the Company is entitled to receive $10,000 annually (paid at the rate of $2,500 per quarter) for serving as a director and an additional $1,000 for each Board meeting attended. The non-employee directors of the Company are Drs. Luconi and Schneider and Messrs. Dow, Kennedy, and Rutherford. The Company also reimburses non-employee directors for expenses incurred in attending Board meetings. No additional compensation is paid to directors for attending Board or committee meetings.

     Under the Company's 1993 Non-Employee Director Stock Option Plan (the "Directors Plan"), each non-employee director of the Company is entitled to receive an option exercisable for 4,000 shares of common stock on April 15 of each year, exercisable at the fair market value of the common stock on the date of grant. In addition, any person who first becomes a non-employee director on or after March 17, 1995 shall receive an option to purchase 16,000 shares, exercisable at the fair market value of the common stock on the date of grant.

                             EXECUTIVE COMPENSATION

     The following table sets forth the compensation the Company paid or accrued for services rendered in fiscal 1994, 1995 and 1996 to (i) the Company's chief executive officer and (ii) and the other four most highly compensated executive officers of the Company during fiscal 1996 (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                          LONG-TERM
                                                                         COMPENSATION
                                                                      ------------------
                                               ANNUAL COMPENSATION        NUMBER OF
                                      FISCAL   --------------------       SECURITIES          ALL OTHER
NAME AND PRINCIPAL POSITION            YEAR     SALARY       BONUS    UNDERLYING OPTIONS     COMPENSATION
- ---------------------------           ------   --------     -------   ------------------     ------------
Roland D. Pampel,...................   1996    $247,917     $50,000          70,000                 --
  Chief Executive Officer(1)           1995     225,000      50,000              --                 --
                                       1994      17,898          --         265,000                 --
William Andrews,....................   1996     227,525(4)       --          15,000                 --
  Vice President, North                1995     194,197(4)       --          13,000                 --
  American Sales(2)                    1994     179,757(4)       --          40,000                 --
Lewis A. Bergins,...................   1996     348,188(5)   30,000          15,000              2,690(9)
  Executive Vice President,            1995     239,817(5)   20,000          18,000              2,362(9)
  International Operations and         1994     165,000          --         175,000(7)           2,183(9)
  Modulation Business
Peter J. Minihane,..................   1996     169,813      28,800          15,000                 --
  Executive Vice President             1995     165,000       9,120          18,000                 --
  of Operations,                       1994     165,000          --         175,000(8)              --
  Chief Financial Officer and
  Treasurer
Richard Barbari,....................   1996     206,708(6)   66,708          15,000                 --
  Vice President, Marketing and        1995     124,402(6)       --              --                 --
  Latin America and Africa Sales(3)

- ---------------
(1) Mr. Pampel was named President and Chief Executive Officer of the Company on March 3, 1994.

(2) Mr. Andrews resigned from the Company as of April 10, 1996.

(3) Mr. Barbari joined the Company on May 23, 1994.

(4) Includes $109,191, $94,189 and $79,757 in sales commissions paid in fiscal 1996, 1995 and 1994, respectively.

(5) Includes $178,374 and $74,812 in sales commissions paid in fiscal 1996 and 1995, respectively.

(6) Includes $66,708 and $4,333 in sales commissions paid in fiscal 1996 and 1995, respectively.

(7) Includes 120,000 shares subject to options granted in prior fiscal years which were repriced and the expiration dates of which were extended during fiscal 1994.

(8) Includes 140,000 shares subject to options granted in prior fiscal years which were repriced and the expiration dates of which were extended during fiscal 1994.

(9) Represents the premium paid by the Company with respect to term life insurance for the benefit of Mr. Bergins.



     The following table shows all stock options grants to the Named Executive
Officers during fiscal 1996.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                        POTENTIAL
                                                                                                       REALIZABLE
                                                                                                    VALUE AT ASSUMED
                                                                                                     ANNUAL RATES OF
                           NUMBER OF                                                                   STOCK PRICE
                             SHARES              PERCENT OF          EXERCISE                       APPRECIATION FOR
                           UNDERLYING           TOTAL OPTIONS          PRICE                         OPTION TERM(2)
                            OPTIONS        GRANTED TO EMPLOYEES IN      PER                        -------------------
         NAME              GRANTED(1)            FISCAL YEAR           SHARE     EXPIRATION DATE      5%        10%
         ----              ----------      -----------------------   --------    ---------------   --------   ---------
Roland D. Pampel......       70,000                  9.5%             $ 9.625         May 5, 2001  $229,139   $519,839
William Andrews.......       10,000                  1.5%              10.875      April 17, 2005    68,392    173,319
                              5,000                   .5%              15.063        July 3, 2001    25,614     58,109
Lewis A. Bergins......       15,000                  2.0%              10.875      April 17, 2005   102,588    259,979
Peter J. Minihane.....       15,000                  2.0%              10.875      April 17, 2005   102,588    259,979
Richard Barbari.......       15,000                  2.0%              10.875      April 17, 2005   102,588    259,979

- ---------------
(1) Vesting occurs over a four-year period in equal annual installments and is contingent upon continued employment by the Company and/or on attainment of the Company's business plan objectives for operating income in fiscal 1997.

(2) As required by rules of the Securities and Exchange Commission, potential values stated are based on the prescribed assumption that the Company's common stock will appreciate in value from the date of grant to the end of the option term at rates (compounded annually) of 5% and 10%, respectively, and therefore are not intended to forecast possible future appreciation, if any, in the price of the Company's common stock. The total of all stock options granted to employees, including executive officers, during fiscal 1996 was approximately 4.7% of the total shares of common stock outstanding at the end of the fiscal year.


     The following option exercise and year-end value table sets forth information with respect to the exercise of stock options by the Named Executive Officers during fiscal 1996 and the number and unrealized value (the difference between the exercise price and the market value) of unexercised options issued by the Company and held by such officers on March 31, 1996. All of such options were then exercisable, but some of the underlying shares were unvested. Unvested shares are subject to repurchase by the Company at a price equal to the exercise price paid for such shares by the optionee.

         AGGREGATED OPTION EXERCISES AND FISCAL YEAR END OPTION VALUES

                                                     NUMBER OF SECURITIES
                                                          UNDERLYING
                                                    UNEXERCISED OPTIONS AT
                          NUMBER OF                     FISCAL YEAR END          VALUE OF UNEXERCISED IN-THE-MONEY
                           SHARES                 (ALL EXERCISABLE AT FISCAL       OPTIONS AT FISCAL YEAR END($)
                          ACQUIRED      DOLLAR             YEAR-END)            (ALL EXERCISABLE AT FISCAL YEAR-END)
                             ON         VALUE     ---------------------------   ------------------------------------
         NAME            EXERCISE(1)   REALIZED   VESTED   UNVESTED    TOTAL      VESTED      UNVESTED      TOTAL
         ----            -----------   --------   ------   --------   -------   ----------   ----------   ----------
Roland D. Pampel.......     42,500     $772,813   62,500   195,000    257,500   $1,562,500   $4,875,000   $6,437,500
William Andrews........     39,416      680,227       --    66,750     66,750           --    1,093,750    1,093,750
Lewis A. Bergins.......     11,880      139,293   32,235    52,000     84,235      655,875    1,000,000    1,655,875
Peter J. Minihane......         --           --   25,725    49,500     75,225      493,125      937,500    1,430,625
Gregory Pearson........         --           --       --    30,000     30,000           --      750,000      750,000

- ---------------
(1) All of such shares were vested when exercised.


                             EMPLOYMENT AGREEMENTS

     The Company entered into an employment agreement with Mr. Pampel in March 1994 pursuant to which he was paid an annual base salary of $247,917 and an incentive bonus of $50,000 in the last fiscal year, as set forth in the Summary Compensation Table above. Under the employment agreement, Mr. Pampel's base salary is subject to annual review for increases by the Compensation Committee. In the event of an involuntary termination of Mr. Pampel's employment other than "for cause", Mr. Pampel will receive severance compensation of one year's salary continuance at the annual base compensation rate in effect at the time of termination.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

COMPENSATION POLICY

     It is the duty of the Compensation Committee of the Company's Board of Directors (the "Committee") to recommend and administer policies that govern the compensation of the Company's executive officers, including the Chief Executive Officer, and the granting of stock options to all key employees. The Committee is composed of two non-employee directors of the Company. The Committee's general policy with respect to compensating the Company's executive officers is to establish compensation levels which, while providing appropriate incentives for Company and individual performances, remain competitive within the data communications industry allowing the Company to attract, retain and reward executive officers who contribute to the long term success of the Company.

EXECUTIVE COMPENSATION

     The primary components of the Company's executive officer compensation programs are base salary, incentive cash bonus, stock options and, in the case of executives with sales responsibilities, commissions.

     1. Base Salary. A base salary is established for each executive which is deemed to be competitive with comparable positions in both computer hardware and software companies (including data communications companies) of similar size and appropriate to the executive's level of responsibility within the Company. The aim is to arrive at salary levels in the middle of the range of comparables. These comparables are not necessarily the same as the companies included in the industry index shown on the performance graph following this report.

     2. Incentive Bonus. Each year, the Board of Directors reviews and approves a business plan for the Company which outlines the financial and operational goals of the Company. This business plan becomes the primary bench mark for measuring the performance of the executive management team. Bonuses are based primarily on the broad performance of the Company as measured against the business plan and in terms of increases in net revenue, operating income and earnings per share. In addition, executives are measured against specific objectives directly related to their respective functions. These factors are considered, weighted and applied in the discretion of the Committee and not pursuant to an established formula.

     3. Commissions. In the case of executives with sales responsibilities, commissions are based on net revenue and contribution in the executive's geographic area of responsibility.

     4. Stock Option Program. Stock options have been a key component of executive compensation since the Company was founded. The Committee believes that stock options, as a component of performance compensation arrangements, are beneficial in aligning management's and employees' interests and incentives with stockholders' interests toward the enhancement of stockholder value. The

        Committee further believes that stock option programs with future vesting dates are an effective means to encourage employees to remain with the Company and increase its long-term value. In determining the size of option grants, the Committee considers the number of options previously granted to the recipient, the recipient's equity interest in the Company generally, as well as the recipient's performance and the importance of the recipient to achieving the Company's long-term performance goals. The options granted have been at exercise prices equal to the fair market value of the underlying common stock on the date of grant and generally have vested over four years. In keeping with their belief in the importance of these options, the Committee and the Board of Directors amended the Company's Stock Option and Stock Purchase Plan to increase the number of shares available for option grants thereunder by 700,000. This amendment is being presented to the stockholders for a vote of approval with this proxy statement as noted below. The Committee further refined its policies with respect to combining stock based performance compensation arrangements with incentive cash bonuses by the adoption of the Long Term Performance Plan which was approved by stockholders at the Annual Meeting in July, 1994. Last year, the Committee and the Board of Directors increased the number of shares available under that plan which increase was approved by stockholders at the Annual Meeting in July 1995, and remains committed to its use as an effective incentive component to compensation.

CHIEF EXECUTIVE OFFICER COMPENSATION

     Mr. Roland D. Pampel was hired as the Company's President and Chief Executive Officer effective March 3, 1994. Mr. Pampel's base salary for fiscal 1996 was set at $247,917 per year and he was granted an option to purchase 50,000 shares under the Company's Stock Option Program. In addition, as part of his employment agreement, Mr. Pampel was granted an incentive bonus of $50,000 and an option to purchase 20,000 shares of the Company's stock contingent upon achieving specified revenue and earnings per share goals based on the Company's business plan for fiscal 1996.

DISCUSSION OF CORPORATE TAX DEDUCTION IN EXCESS OF ONE MILLION DOLLARS ($1,000,000) A YEAR

     Internal Revenue Code Section 162(m), enacted in 1993, precludes a public corporation from taking deductions in 1994 or subsequent years for compensation in excess of one million dollars ($1,000,000) for its Chief Executive Officer or any of its four other highest paid officers. Certain performance based compensation, however, is specifically exempt from the deduction limit. The terms of the Company's Stock Option and Stock Purchase Plan and the Long Term Performance Plan, are designed to meet the requirements of the proposed regulations so that options granted under both plans will be excluded from the deduction limit.

     The Committee believes that executive compensation should be related to both short-term and long-term Company performance as shown by the policies described above and that its determination of fiscal 1996 compensation was reflective of those policies consistently applied.

                                          Compensation Committee

                                          Michael I. Schneider, Chairman
                                          Donald G. Kennedy

               COMPARISON OF CUMULATIVE TOTAL STOCKHOLDER RETURN

     The following graph assumes an investment of $100 on April 1, 1991 and compares annual changes thereafter in the market price of the Company's common stock with a broad market index (S&P 500) and an industry index (S&P Computer
Software and Services). The Company paid no dividends during the period shown;
the performance of the indexes is shown on a total return (dividend reinvestment) basis. The graph lines merely connect fiscal year-end dates and do not reflect fluctuations between these dates.

                                                                   Computer
      Measurement Period          Microcom,        S&P 500        Software &
    (Fiscal Year Covered)           Inc.            Index          Services
1991                               100.00          100.00          100.00
1992                               184.00          111.04          129.46
1993                                60.00          127.95          171.04
1994                                94.00          129.84          191.91
1995                               181.50          150.05          258.87
1996                               478.00          198.22          365.96

     The Compensation Committee Report and the Comparison of Cumulative Total Stockholder Return above shall not be deemed "soliciting material" or incorporated by reference into any of the Company's filings with the Securities and Exchange Commission by implication or by any reference in any such filing to this Proxy Statement.

                              SECTION 16 REPORTING

     Section 16(a) of the 1934 Act requires the Company's directors and executive officers and persons who own more than ten percent of the common stock to file reports with the Securities and Exchange Commission disclosing their ownership of stock in the Company and changes in such ownership. Copies of such reports are also required to be furnished to the Company. Based solely on a review of the copies of such reports received by it, or a written representation from certain reporting persons, the Company believes that all required filings were timely made during fiscal 1996, except that Joanne K. Masingill, an executive officer of the Company, was late in filing a Form 4 in fiscal 1996 relating to the grant in October 1995 of a stock option exercisable for 10,000 shares of common stock, and Fred L. Luconi, a director of the Company, was late in filing a Form 4 relating to his acquisition of 1,495 shares of common stock in November 1995.

         APPROVAL OF AMENDMENT TO STOCK OPTION AND STOCK PURCHASE PLAN

     On January 26, 1996, subject to stockholder approval, the Board approved an amendment to the Company's Stock Option and Stock Purchase Plan (the "Option Plan"), which provides for the grant of stock options and stock purchase authorizations to key employees, consultants and directors of the Company, increasing the number of shares issuable thereunder from 4,828,000 to 5,528,000. Stockholder approval of the Option Plan as amended and restated by the Board is required by the terms of the Option Plan and is sought, with respect to certain amendments, to meet the stockholder approval requirements of (a) Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and (b) Rule 16b-3 under the Securities and Exchange Act of 1934, as amended (the "1934 Act"), which, in the case of certain option plans which have been approved by stockholders, prevents the grant of options to directors, officers and certain other affiliates from being deemed "purchases" for purpose of the profit recapture provisions of Section 16(b) of the 1934 Act.

     The Board recommends a vote "FOR" this proposal because it believes that the Option Plan has been and will continue to be an effective means of attracting and retaining employees and giving them a financial interest in the Company. It is intended that the shares represented by the enclosed proxy will be voted (unless the proxy indicates to the contrary) to approve the Option Plan as amended and restated by the Board and may be voted to approve adjournment of the meeting in order to permit further solicitation of proxies with respect to the proposal, if sufficient votes in favor thereof have not been received.

DESCRIPTION OF THE OPTION PLAN AS AMENDED AND RESTATED

     The Option Plan provides for the grant of options intended to qualify as "incentive stock options" ("ISOs") within the meaning of Section 422 of the Code to key employees (currently 225 persons) and for the grant of non-qualified stock options ("NQOs") and purchase authorizations to key employees and consultants (currently one).

     The Option Plan is administered by the Compensation Committee of the Board, which is composed of non-employee Directors. The Compensation Committee determines the persons to receive options ("participants" or "optionees"), the number of options granted to each participant, and the terms and conditions of options and purchase authorizations granted under the Option Plan.

     The price payable upon exercise of an ISO is set by the Compensation Committee, but may not be less than 100% (110% in the case of a participant owning more than 10% of the Company's stock) of the fair market value of the Company's stock on the date the option is granted. The price payable upon exercise of a purchase authorization or a NQO is set by the Compensation Committee. The fair market value of such stock under the Option Plan is determined by the Compensation Committee based on the closing sale price of the stock on the date of grant. The fair market value of the common stock on June 10, 1996 (the closing sale price of the common stock as reported on The Nasdaq Stock Market) was $16.75 per share.

     All options granted to date under the Option Plan have been immediately exercisable in full. Shares of common stock made subject to options or purchase authorizations issued pursuant to the plan are subject to transfer and repurchase restrictions (vesting) which lapse periodically from the date of grant of the option or purchase authorization (typically 25% per year). Any shares with respect to which an option or purchase authorization has been exercised that are not vested upon the participant's termination of service are subject to the Company's right of repurchase at the participant's original cost. No option is exercisable later than ten years (five years in the case of a participant owning more than 10% of the Company) after the date of grant, and no purchase authorization may be exercised later than three months after the date of grant.

     The number of shares of stock for which options or purchase authorizations may be granted to any participant in any single fiscal year of the Company cannot exceed 50,000, except that in the case of a newly hired employee there can be a one-time option or purchase authorization for up to an additional 350,000 shares.

     On exercise of an option or purchase authorization, the purchase price must be paid in full (i) by cash or check; (ii) if permitted by the Compensation Committee, by delivery and assignment to the Company of shares of the Company's stock; (iii) if permitted by the Committee, by a cashless exercise, or (iv) a combination of (i), (ii) and (iii). A participant may satisfy state and federal tax withholding obligations resulting from the exercise of an option or purchase authorization by electing to (i) pay cash, (ii) have the Company withhold shares or (iii) deliver to the Company shares of the Company's stock having a fair market value equal to the withholding obligations, provided that executive officers subject to the requirements of Section 16 of the 1934 Act may not make such election, and in such cases the Company shall withhold shares of common stock having a value equal to withholding obligations of such persons. No option or purchase authorization is transferable by a participant in the Option Plan other than upon death, and each option or purchase authorization is exercisable during the participant's lifetime only by the participant.

     If a participant's service with the Company terminates because of disability or death, an option previously granted to such participant may be exercised (to the extent the option was exercisable on the date of such termination) by the participant (or, in the case of death, by those to whom the participant's rights under the option pass by will or by the laws of descent and distribution) within one year and one day (one year in the case of ISOs) after the date of such disability or death. If a participant's service with the Company terminates for any reason other than cause, disability, death or resignation or other voluntary action before such participant is eligible to retire, an option previously granted to such participant may be exercised within three months after the date of such termination. If a participant's service with the Company terminates because of disability or death, a purchase authorization previously granted to such participant is nonetheless exercisable for its stated term. In all other cases, options and purchase authorizations terminate and may no longer be exercised fifteen days after a participant ceases to render services to the Company. However, in no event is an option or purchase authorization exercisable by anyone after the date of expiration. Shares subject to an option or purchase authorization which are not purchased prior to the expiration or termination of such option or purchase authorization, and any shares purchased by a participant which are subsequently repurchased by the Company pursuant to the terms of the option or purchase authorization, will thereafter be available for grants of future options or purchase authorizations under the Option Plan. The Compensation Committee may in its discretion establish different terms and conditions pertaining to the effect of a participant's termination of employment by the Company.

     The Board may amend or terminate the Option Plan at any time, provided that no amendment shall, without stockholder approval, increase the number of shares available for options and purchase authorizations, change the class of individuals eligible to participate in the Option Plan, or materially increase the benefits accruing to participants in the Option Plan.


     The following table sets forth the number of shares of common stock subject to options granted issued under the Option Plan during fiscal 1996 to the Named
Executive Officers, the current executive officers as a group, and the non-executive officer employees.

    Roland D. Pampel...........................................................    70,000
    William Andrews............................................................     5,000
    Lewis A Bergins............................................................        --
    Peter J. Minihane..........................................................        --
    Richard Barbari............................................................        --
    Current executive officers as a group......................................   165,000
    Non-executive officer employees............................................   323,368

     As of May 30, 1996, options to purchase an aggregate of 1,254,332 shares of common stock and no purchase authorizations were outstanding under the Option Plan and 652,628 shares remained available for future grant of options and purchase authorizations thereunder.

FEDERAL INCOME TAX CONSEQUENCES

     Under the Code, as presently in effect, an optionee will not be deemed to receive any income for federal income tax purposes at the time an option or a purchase authorization is granted, nor will the Company be entitled to a tax deduction at that time. However, when any part of an option or a purchase authorization is exercised, the federal income tax consequences may be summarized as follows:

          1. In the case of an exercise of a NQO or purchase authorization, the optionee will recognize ordinary income in an amount equal to the difference between the option price and the fair market value of the shares on the exercise date unless and to the extent that the option is payable in restricted stock.

          2. In the case of an exercise of an option or purchase authorization payable in restricted stock, the excess of the then current fair market value of the stock over the option price paid will not be taxable to the optionee as ordinary income until the year in which his or her interest in the stock is freely transferable or is no longer subject to a substantial risk of forfeiture, but will then be taxable based on the fair market value of the stock at such later point in time. However, the optionee may elect under Section 83(b) of the Code to recognize income when the stock is received, based on the then current fair market value, rather than when his or her interest in the stock is freely transferable or is no longer subject to a substantial risk of forfeiture. If the optionee makes this election, the amount taxed to the optionee as ordinary income is determined as of the date of receipt of the restricted stock.

          3. In the case of ISOs, there is no tax liability at time of exercise, except that the excess of the fair market value of the stock over the option price (generally on the exercise date) is included in the optionee's income for purposes of the alternative minimum tax. If no disposition of the ISO stock is made before the later of one year from the date of exercise and two years from the date of grant, the optionee will realize a long-term capital gain or loss upon a sale of the stock, equal to the difference between the option price and the sale price. If the stock is not held for the required period, ordinary income tax treatment will generally apply to the amount of any gain at sale or exercise, whichever is less, and the balance of any gain or any loss will be treated as capital gain or loss (long-term or short-term, depending on whether the shares have been held for more than one year).

          4. Upon exercise of a NQO or a purchase authorization or the lapse of restrictions with respect to restricted stock, the Company will generally be allowed an income tax deduction equal to the ordinary income recognized by the employee. The Company does not receive an income tax deduction as a result of the exercise of an ISO, but is entitled to a tax deduction if the employee recognizes ordinary income on account of a premature disposition of ISO stock in the same amount and at the same time as the employee's recognition of income, provided that the ISO stock is held for the required period as described above.

     The foregoing is a general summary of federal income tax considerations only and does not purport to be complete. It is based on federal income tax laws as of the date of this proxy statement which are subject to change at any time.

                              CERTAIN TRANSACTIONS

     In October 1993, the Board established a loan program primarily for the purpose of permitting senior officers and directors of the Company to borrow from the Company in order to exercise stock options. Principal is payable in full nine years from the date of each loan. Interest accrues and is due and payable annually, unless forgiven. The following table sets forth information with respect to all loans made under the loan program as of May 30, 1996.

                                                             TOTAL             HIGHEST
                                                          OUTSTANDING         AMOUNT IN
             NAME AND                                    AMOUNTS AS OF       FISCAL 1996       INTEREST
        PRINCIPAL POSITION                              MAY 30, 1996(1)     OUTSTANDING(1)       RATE
        ------------------                              ---------------     --------------     --------
Roland D. Pampel......................................      $192,375           $192,375          5.73%
  Chief Executive Officer and President
Richard Barbari.......................................       182,750            215,000          6.92
  Executive Vice President, Marketing and Latin
  America and Africa Sales
Lewis A. Bergins......................................       496,931            728,670          4.92
  Executive Vice President, International Operations
  and Modulation Business
Peter J. Minihane.....................................       248,840            405,000          4.92
  Executive Vice President of Operations, Chief
  Financial Officer and Treasurer
Gregory Pearson.......................................       120,000            127,209          4.92
  Senior Vice President, Technology Development
Michael I. Schneider..................................        34,250             36,308          4.92
  Director                                                    53,000             56,302          5.07
Donald G. Kennedy.....................................        10,275             34,250          4.92
  Director                                                    52,500             53,000          5.32
Fred L. Luconi........................................       168,750            179,087          5.00
  Director
John C. Rutherford....................................        57,750             62,064          5.88
  Director

- ---------------
(1) Includes accrued interest.


     The Parthenon Group, Inc. ("Parthenon"), a management consulting company of which Mr. Rutherford, a director of the Company, is a managing director and fifty percent stockholder, was first hired by the Company in 1993 to work with the Company in reviewing and revising the Company's approach to its products and marketplace. During fiscal 1996, the Company granted Parthenon, for various consulting services rendered, a stock option exercisable for an aggregate of 23,810 shares of common stock at an exercise price of $11.75 per share and with an expiration date of June 1, 2002.

                              APPROVAL OF AUDITORS

     The Board has selected the firm of Arthur Andersen LLP, independent public accountants, as auditors of the Company for the fiscal year ending March 31, 1997, and is submitting the selection to stockholders for approval. The Board recommends a vote "FOR" this proposal. Unless the proxy indicates otherwise, the shares represented by the enclosed proxy will be voted to approve such selection.

     Although there is no legal requirement that this matter be submitted to a vote of the stockholders, the Board believes that the selection of independent auditors is of sufficient importance to seek stockholder ratification. In the event Arthur Andersen LLP is not ratified by the affirmative vote of the holders of a majority of the shares cast at the Annual Meeting, the Board will reconsider its selection.

     Representatives of Arthur Andersen LLP are expected to attend the Annual Meeting of Stockholders. They will have an opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

                     STOCKHOLDER PROPOSALS FOR 1997 MEETING

     Proposals of stockholders intended to be presented at the 1997 Annual Meeting of Stockholders must be received by the Company at its principal office, 500 River Ridge Drive, Norwood, Massachusetts 02062-5028, Attention: Peter J. Minihane, Executive Vice President of Operations, Chief Financial Officer and Treasurer, not later than March 17, 1997 for inclusion in the proxy statement for that meeting. Other requirements for inclusion are set forth in Rule 14a-8 under the Exchange Act.

                                 OTHER MATTERS

     The Board does not know of any other matters which may come before the Annual Meeting. However, if any other matters are properly presented to the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise to act, in accordance with their judgment on such matters.

     All costs of solicitation of proxies by management will be borne by the Company. In addition to solicitations by mail, the Company's directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone or personal interviews. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting materials to the beneficial owners of the Company's stock held in the names of such brokers, custodians and fiduciaries, and the Company will reimburse them for their out-of-pocket expenses in this connection.

                                          By order of the Board of Directors

                                          /s/ William C. Rogers
                                          William C. Rogers, Clerk

June 14, 1996

     The Board hopes that stockholders will attend the meeting, WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. A prompt response will greatly facilitate arrangements for the meeting, and your cooperation will be appreciated. Stockholders who attend the meeting may vote their stock personally even though they have sent in their proxies.

                                 MICROCOM, INC.
                      STOCK OPTION AND STOCK PURCHASE PLAN
              Amended and Restated Effective as of January 26, 1996
              -----------------------------------------------------

        1. PURPOSE. The purpose of this Plan is to advance the interests of Microcom, Inc. (the "Company") by providing an opportunity to selected key employees and directors of and consultants to the Company, its parent, if any, and its subsidiaries to purchase shares of the Company's common stock, $.01 par value per share (the "Common Stock"). By encouraging such stock ownership, the Company seeks to attract, retain and motivate employees, consultants and directors of training, experience and ability. It is intended that this purpose will be effected by granting stock purchase authorizations, "incentive stock options" which will qualify under the provisions of Section 422 of the Internal Revenue Code of 1986, as it may be amended (the "Code"), and non-statutory stock options.

        2. EFFECTIVE DATE. This Plan originally became effective on May 25, 1982, the date it was adopted by the Board of Directors of the Company (the "Board"), and was subsequently amended and restated effective as of March 31, 1987, March 31, 1989, January 9, 1990, April 17, 1992, and June 8, 1994. The
amendments made by this amendment and restatement are effective as of January 26, 1996, the date they were adopted by the Board.

        3. STOCK SUBJECT TO THE PLAN. Only shares of Common Stock shall be subject to options and purchase authorizations granted hereunder. The maximum number of shares of Common Stock that may be subject to options and purchase authorizations under the Plan shall be 5,528,000 (the "Plan Limit"). Any shares of Common Stock withheld by the Company on or after April 26, 1991 in connection with the exercise of options or purchase authorizations to satisfy tax withholding requirements or to pay the exercise price of such options or purchase authorizations shall be counted toward the Plan Limit. Any shares subject to an option or purchase authorization which for any reason expires or is terminated unexercised as to such shares and any shares reacquired by the Company pursuant to a repurchase right may again be the subject of an option or purchased under the Plan and will not be counted toward the Plan Limit; provided, in the case of shares reacquired by the Company pursuant to a repurchase right, the holder thereof did not receive any benefits with respect to the ownership thereof other than voting rights. The shares delivered upon exercise of options or purchase authorizations under this Plan may, in whole or in part, be either authorized but unissued shares or issued shares reacquired by the Company.

        4. ADMINISTRATION. This Plan shall be administered by a committee (the "Committee") consisting of two (2) or more members of the Board, all of whom are both (i) "outside directors" within the meaning of Section 162(m) of the Code, and (ii) "disinterested persons" within the meaning of Rule 16b-3(c)(2)(i) under the Securities Exchange Act of 1934. Subject to the provisions of this Plan, the Committee shall have full power to

(i) construe and interpret the Plan, (ii) establish, amend and rescind rules and regulations for its administration, (iii) establish, amend and waive the terms and conditions of individual options and purchase authorizations granted hereunder, including, without limitation, terms and conditions relating to vesting, exercisability and effect of termination of employment by the Company.

        5. ELIGIBLE PARTICIPANTS. Options may be granted to such key employees, directors or consultants of the Company, its parent, if any, or of any of its subsidiaries as are selected by the Committee; provided that incentive stock options shall only be granted to employees of the Company, its parent, if any, or of any of its subsidiaries. Stock purchase authorizations shall only be granted to key employees and consultants of the Company.

        6. DURATION OF THE PLAN. This Plan shall terminate on May 25, 2002, unless terminated earlier pursuant to Paragraph 13 hereafter, and no options or purchase authorizations may be granted thereafter.

        7. RESTRICTIONS ON INCENTIVE STOCK OPTIONS. Incentive stock options granted under this Plan shall be subject to the following restrictions:

           (a) LIMITATION ON NUMBER OF SHARES. (i) With respect to incentive stock options granted before January 1, 1987, the aggregate fair market value, determined as of the date the incentive stock option is granted, of the shares for which an employee may be granted options in any calendar year shall not exceed $100,000 plus any "unused limit carryovers," as that term was defined under Section 422A(c)(4) of the Code (as in effect immediately prior to its amendment by the Tax Reform Act of 1986), available in such year; or (ii) for incentive stock options granted after December 31, 1986, the aggregate fair market value, determined as of the date the incentive stock option is granted, of the shares with respect to which incentive stock options are exercisable for the first time by an employee during any calendar year shall not exceed $100,000. In the event that such employee is eligible to participate in any other stock incentive plans of the Company, its parent, if any, or a subsidiary which are also intended to comply with the provisions of Section 422 of the Code, such annual limitation shall apply to the aggregate number of shares for which options may be granted under all such plans.

         (b) 10% STOCKHOLDER. If any employee to whom an incentive stock option is granted pursuant to the provisions of the Plan is on the date of the grant the owner of stock (as determined under Section 424(d) of the Code) possessing more than 10% of the total combined voting power of all classes of stock of the Company, its parent, if any, or subsidiaries, then the following special provisions shall be applicable to the incentive stock option granted to such employee:

           (i) The option price per share subject to such incentive stock option shall not be less than 110% of the fair market value of one share on the date of grant; and

           (ii) The incentive stock option shall not have a term in excess of five (5) years from the date of grant.

           (c) EFFECT OF OTHER OUTSTANDING INCENTIVE OPTIONS. NO incentive option granted before January 1, 1987 shall be exercisable by any participant while there is "outstanding," within the meaning of former Section 422A(c)(7) of the Code (as in effect immediately prior to the Tax Reform Act of 1986), any incentive stock option which was granted to the participant before the granting of the incentive stock option under this Plan and which permits the participant to purchase stock in (i) the Company, (ii) a corporation which (at the time of the granting of the incentive stock option under this Plan) is a parent or subsidiary of the Company, or (iii) a predecessor corporation of any of such corporations.

           8. INDIVIDUAL PARTICIPANT LIMITATION. Any other provision of this Plan notwithstanding, the number of shares of Common Stock for which options or purchase authorizations may be granted in any single fiscal year of the Company to any participant shall not exceed 50,000; provided, however, that in the case of newly hired employees only, the Company may make a one-time option or purchase authorization grant for up to an additional 350,000 shares (the "Individual Limit"). For purposes of the foregoing limitation, if an option or purchase authorization is cancelled, the cancelled option or purchase authorization shall continue to be counted against the Individual Limit; if after grant the exercise price of an option or purchase authorization is modified, the transaction shall be treated as the cancellation of the option or purchase authorization. In any such case, both the option or purchase authorization that is cancelled and the option or purchase authorization deemed to be granted shall be counted against the Individual Limit.

        9. TERMS AND CONDITIONS OF OPTIONS AND PURCHASE AUTHORIZATIONS. Options and purchase authorizations granted under this Plan shall be evidenced by agreements in such form and containing such terms and conditions as the Committee shall determine; provided, however, that such agreements shall evidence among their terms and conditions the following:

           (a) PRICE. Subject to the condition of Paragraph 7(b), if applicable, the purchase price per share of stock payable upon the exercise of each incentive stock option granted hereunder shall be not less than 100% of the fair market value of the stock on the day the option is granted. The purchase price per share of stock payable on exercise of each non-statutory stock option or purchase authorization shall be determined by the Committee. Fair market value shall be determined in accordance with procedures to be established in good faith by the Committee and, with regard to incentive stock options, in conformity with regulations issued by the Internal Revenue Service with regard to such incentive stock options.

           (b) NUMBER OF SHARES. Subject to Paragraph 8, each option or purchase authorization shall specify the number of shares to which it pertains.

           (c) EXERCISABILITY. Subject to Paragraph 7(c), each option shall be exercisable for the full amount or for any part thereof and at such intervals or in such installments as the Committee may determine at the time it grants such option; provided, however, that no option shall be exercisable with respect to any shares later than ten (10) years after the date of the grant of such option. Each purchase authorization shall be immediately exercisable in full or in part for such period as the Committee may determine at the time it grants such purchase authorization; provided, however, that no purchase authorization shall be exercisable with respect to any shares later than three (3) months after the date of grant of such purchase authorization.

           (d) NOTICE OF EXERCISE AND PAYMENT. An option or purchase authorization shall be exercisable only by delivery of a written notice to the Company's Treasurer or any other officer of the Company designated by the Committee to accept such notices on its behalf, specifying the number of shares for which it is exercised. If said shares are not at that time effectively registered under the Securities Act of 1933, as amended, the participant shall include with such notice a letter, in form and substance satisfactory to the Company, confirming that the shares are being purchased for the participant's own account for investment and not with a view to distribution. Payment shall be made in full at the time of delivery to the participant of a certificate or certificates covering the number of shares for which the option or purchase authorization was exercised. Payment shall be made either by (i) cash or check, (ii) if permitted by the Committee, by delivery and assignment to the Company of shares of Company stock, (iii) if permitted by the Committee, by delivery to the Company or irrevocable instructions to a broker to
(a) either sell the shares subject to the option or purchase authorization being exercised or hold such shares as collateral for a margin loan and (b) properly deliver to the Company the amount of the sale or loan proceeds required to pay the exercise price or purchase price, as the case may be, or (iv) by a combination (i), (ii) and (iii). The value of the Company stock for such purpose shall be its fair market value as of the date the option is exercised, as determined in accordance with procedures to be established by the Committee. Payment option (iii) shall not be available with respect to incentive stock options granted prior to June 8, 1994.

           (e) WITHHOLDING TAXES; DELIVERY OF SHARES. The Company's obligation to deliver shares of Common Stock upon exercise of an option or purchase authorization, in whole or in part, shall be subject to the participant's satisfaction of all applicable federal, state and local income and employment tax withholding obligations. The participant may satisfy the obligation, in whole or in part, by electing to (1) have the Company withhold shares of Common Stock or (2) deliver to the Company already-owned shares of Common Stock, having a value equal to the amount required to be withheld; provided, however, that participants who are subject to the requirements of Section 16 of the Securities Exchange Act of 1934 ("Section 16 Persons") shall not have the benefit of the foregoing election but rather the Company shall, in all cases where tax withholding is required with respect to such participants, withhold shares of Common Stock having a value equal to such withholding obligations. The value of shares to be withheld or delivered shall be based on the fair market value of the shares on the date the amount of tax to be withheld is to be determined (the "Tax Date"). The election by a participant who is not a Section 16 Person to have shares withheld for this purpose will be subject to the following restrictions: (1) the election must be made prior to the Tax Date, (2) the election must be irrevocable, and (3) the election will be subject to the disapproval of the Committee.

           (f) NON-TRANSFERABILITY. No option or purchase authorization shall be transferable by a participant otherwise than by will or by the laws of descent and distribution, and each option or purchase authorization shall be exercisable during a participant's lifetime only by him.

           (g) TERMINATION. Each option or purchase authorization shall terminate and may no longer be exercised fifteen (15) days after the participant ceases for any reason to perform services for the Company, its parent, if any, or a subsidiary, except that, with respect to options (but not purchase authorizations):

         (i) if the participant ceases to perform services for any reason other than cause, resignation or other voluntary action before his eligibility to retire, disability or death, he may at any time within a period of three
               (3) months after such cessation of services exercise his option to the extent that the option was exercisable by him on the date he ceased to perform services.

         (ii) if the participant ceases to perform services because of disability within the meaning of Section 22(e)(3) of the Code, he may at any time within a period of one (1) year and one (1) day (one (1) year in the case of incentive stock options) after such cessation of services exercise his option to the extent that the option was exercisable by him on the date he ceased to perform services; and

         (iii) if the participant ceases to perform services because of death, the option, to the extent that the participant was entitled to exercise it on the date of his death, may be exercised within a period of one (1) year and one (1) day (one (1) year in the case of incentive stock options) after the participant's death by the person or persons to whom the participant's rights under the option shall pass by will or by the laws of descent and distribution;

and except that, with respect to purchase authorizations (but not options), such purchase authorizations will remain exercisable for their stated term in the event a participant ceases to perform services by reason of disability or death; provided, however, that no option or purchase authorization may be exercised to any extent by anyone after the date of its expiration. Notwithstanding the provisions above in this Paragraph 9(g), the Committee may, in its sole discretion, establish different terms and conditions pertaining to the effect of a participant's termination of employment by the Company.

           (h) RIGHTS AS SHAREHOLDER. The participant shall have no rights as a shareholder with respect to any shares covered by his option or purchase authorization until the date of issuance of a stock certificate to him for such shares.

        10. STOCK DIVIDENDS; STOCK SPLITS; STOCK COMBINATIONS; RECAPITALIZATONS. Appropriate adjustment shall be made in the maximum number of shares of Common Stock subject to the Plan and in the number, kind, and option price of shares covered by outstanding options granted hereunder to give effect to any stock dividends, stock splits, stock combinations, recapitalizations and other similar changes in the capital structure of the Company after the effective date of the Plan.

        11. MERGER; SALE OF ASSETS; DISSOLUTION. In the event of a change of the Common Stock resulting from a merger of similar reorganization as to which the Company is the surviving corporation, the number and kind of shares which thereafter may be optioned and sold under the Plan and the number and kind of shares then subject to options or purchase authorizations granted hereunder and the price per share thereof shall be appropriately adjusted in such manner as the Board may deem equitable to prevent substantial dilution or enlargement of the rights available or granted hereunder. Except as otherwise determined by the Board, a merger or a similar reorganization which the Company does not survive or a sale of all or substantially all of the assets of the Company shall cause every option and purchase authorization outstanding hereunder to terminate, to the extent not then exercised, unless any surviving entity agrees to assume the obligations hereunder.

        12. DEFINITIONS.

            (a) The term "employee" shall have, for purposes of this Plan, the meaning ascribed to it under Section 3401(c) of the Code and the regulations promulgated thereunder; the term "key employees" means those executive, administrative or managerial employees who are determined by the Committee to be eligible for options under this Plan.

            (b) The term "participant" means a key employee, consultant or Director to whom an option or purchase authorization is granted under this Plan.

            (c) The term "parent" shall have, for purposes of this Plan, the meaning ascribed to it under Section 424(e) of the Code and the regulations promulgated thereunder.

            (d) The term "subsidiary" shall have, for purposes of this Plan, the meaning ascribed to it under Section 424(f) of the Code and the regulations promulgated thereunder.

        13. TERMINATION OR AMENDMENT OF PLAN. The Board may at any time terminate the Plan or make such changes in or additions to the Plan as it deems advisable without further action on the part of the shareholders of the Company, provided that:

            (a) no such termination or amendment shall adversely affect or impair any then outstanding option or purchase authorization without the consent of the participant holding such option or purchase authorization;

            (b) any such amendment which (i) increases the maximum number of share subject to this Plan, (ii) changes the class of individuals eligible to participate in the Plan or (iii) materially increases the benefits accruing to participants in the Plan shall be subject to approval by shareholders of the Company within one (1) year from the effective date of such amendment and shall be null and void if such approval is not obtained; and

            (c) no such amendment shall be made that would cause the incentive stock options granted hereunder to fail to qualify as incentive stock options under the Code.

                                 MICROCOM, INC.
                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
P                ANNUAL MEETING OF STOCKHOLDERS - JULY 18, 1996
R
O        The undersigned hereby acknowledge(s) receipt of the Notice and
X    accompanying Proxy Statement, revoke(s) any prior proxies, and appoint(s)
Y Roland D. Pampel, Peter J. Minihane and William C. Rodgers, and each of them, with power of substitution in each, attorneys for the undersigned to act for and vote, as specified below, all shares of stock which the undersigned may be entitled to vote at the Annual Meeting of the Stockholders of Microcom, Inc. to be held on Thursday, July 18, 1996, in the Auditorium, Main Lobby, The First National Bank of Boston, 100 Federal Street, Boston, Massachusetts at 10:00 a.m. and at any adjourned sessions thereof.

         WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. ALL PROPOSALS SET FORTH ON THE REVERSE OF THIS PROXY CARD HAVE BEEN PROPOSED BY THE BOARD OF DIRECTORS.
     IF NO DIRECTION IS GIVEN, THIS PROXY CARD WILL BE VOTED "FOR" THE NOMINEES FOR DIRECTOR AND "FOR" ALL OTHER PROPOSALS. THE PROXY WILL BE VOTED IN ACCORDANCE WITH THE HOLDER'S BEST JUDGEMENT AS TO ANY OTHER MATTER.

                                                                     -----------
                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE        SEE REVERSE
                                                                        SIDE
                                                                     -----------

                                 DETACH HERE                              MIC F

/ / Please mark
    votes as in
    this example.


                                                                                               FOR     AGAINST   ABSTAIN
    1. To elect two Directors.                         2. Approve an amendment to the           / /       / /       / /
    Director Nominees:  John C. Rutherford and            1982 Stock Option and Stock
                        Michael I. Schneider              Purchase Plan as adopted by
                                                          the Board of Directors.

                    FOR       WITHHELD                 3. Ratify the selection of Arthur       / /       / /       / /
                    / /          / /                      Anderson LLP as independent
                                                          accountants.

    / /
    ---------------------------------------
    For both nominees except as noted above                      MARK HERE
                                                                 FOR ADDRESS   / /
                                                                 CHANGE AND
                                                                 NOTE AT LEFT



                                                       Please sign exactly as your name appears hereon.  Joint
                                                       Owners should each sign.  If acting as attorney, executor, trustee or in ay other representative capacity, sign name
                                                       and title.



Signature                          Date                Signature                          Date
         --------------------------    -----------              --------------------------    ------------